UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2015

SUNVAULT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200 - 10703 - 181 Street NW, Edmonton, Alberta Canada	T5S 1N3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (778) 478-9530

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As a result of a review of our company's transactions, we identified certain errors that have a material impact on our previously issued financial information contained in the Annual and Quarterly Reports filed with the Securities and Exchange Commission. Specifically, on November 9, 2015, our independent auditors, Saturna Group Chartered Accountants LLP, notified us that it believed there were errors in the Company's consolidated financial statements relating to the accounting for the acquisition of the assets of 1301540 Alberta Ltd. and accrual of a liability relating to repayment of a government grant.

Management further discussed the matter with its auditors and both parties agreed that certain transactions relating to the above were not appropriately accounted for and the company determined that the effect of such misstatements were material. As a result, we have decided to restate the audited consolidated financial statements for the year ended December 31, 2104 in the Annual Report and the interim consolidated financial statements for the quarterly periods ended March 31, 2014, June 30, 2014, September 30, 2014, March 31, 2015, and June 30, 2015 in the Quarterly Reports. The consolidated financial statements included within the Annual and Quarterly Reports noted above should no longer be relied upon.

Our company plans to file amendments to the Annual and Quarterly Reports in order to accurately restate our previously filed consolidated financial statements by November 27, 2015.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVAULT ENERGY, INC.

Date: November 20, 2015	By:	/s/ "Gary Monaghan"
Gary Monaghan
Chief Executive Officer & Director